N-SAR Exhibit: Sub-item  77Q1(e)
Legg Mason Partners Equity Trust
QS S&P 500 Index Fund

Item 77Q1(e) : Exhibits
In response to Sub-Items 77Q1(e), QS S&P 500 Index Fund, the Registrant incorporates by reference the new investment advisory contract to be filed with the
Securities and
Exchange Commission with the Registrant's next
Post-Effective Amendment
pursuant to
Rule 485(b) of the Securities Act of 1933.
The Registrant also
incorporates by
reference Post-Effective Amendment No. 116
 to Form N-1A filed on January
22, 2016
pursuant to Rule 485(b) of the Securities
 Act of 1933 (Accession No.
0001193125-16-
435826).